REVISED EXHIBIT A

TO THE CUSTODIAN SERVICES AGREEMENT

THIS EXHIBIT A, dated as of December 21, 2009, is revised Exhibit A to that certain Custodian Services Agreement dated as of May 5, 2003, as amended, between PFPC Trust Company and Aston Funds (f/k/a ABN AMRO Funds). This Exhibit A is revised for the addition of Aston/Fasciano Small Cap Fund and to reflect the deletion of certain liquidated portfolios and changes to certain portfolio names. This Exhibit A shall supersede all previous forms of this Exhibit A.

PORTFOLIOS

Aston/TCH Fixed Income Fund

Aston Balanced Fund

Aston/Optimum Mid Cap Fund

Aston Growth Fund

Aston/Veredus Aggressive Growth Fund

Aston/Veredus Select Growth Fund

Aston/Montag & Caldwell Balanced Fund

Aston/Montag & Caldwell Growth Fund

Aston/TAMRO Diversified Equity Fund

Aston/TAMRO Small Cap Fund

Aston/Fortis Real Estate Fund

Aston Value Fund

Aston/River Road Dividend All Cap Value Fund

Aston/River Road Small Cap Value Fund

Aston/Optimum Large Cap Opportunity Fund

Aston/River Road Select Value Fund

Aston/Neptune International Fund

Aston/Montag & Caldwell Mid Cap Growth Fund

Aston/Barings International Fund

Aston/Cardinal Mid Cap Value Fund

Aston Dynamic Allocation Fund

Aston/M.D. Sass Enhanced Equity Fund

Aston/New Century Absolute Return ETF Fund

Aston/Lake Partners LASSO Alternatives Fund

Aston/Fasciano Small Cap Fund

PFPC TRUST COMPANY		ASTON FUNDS

By:	/s/ Edward A. Smith, III	By:	/s/ Marc Pierce
Name:	Edward A. Smith, III	Name:	Marc Pierce
Title:	Vice President and Senior Director	Title:	Assistant Secretary